Exhibit 5.1

98 SAN JACINTO BLVD. SUITE 1500 AUSTIN, TEXAS 78701-4078 TEL +1 512.322.2500 FAX +1 512.322.2501 BakerBotts.com	ABU DHABI AUSTIN BEIJING BRUSSELS DALLAS DUBAI HONG KONG	HOUSTON LONDON MOSCOW NEW YORK PALO ALTO RIYADH WASHINGTON

August 8, 2013

Jones Energy, Inc.

807 Las Cimas Parkway, Suite 350

Austin, Texas 7846

Ladies and Gentlemen:

As set forth in the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by Jones Energy, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the issuance of up to an aggregate of 3,850,000 shares (the “Shares”) of Class A Common Stock, par value $0.001 per share, of the Company, pursuant to the terms of the Jones Energy, Inc. 2013 Omnibus Incentive Plan (the “Plan”), certain legal matters in connection with the Shares subject to original issuance by the Company are being passed upon for you by us.  At your request, this opinion is being furnished to you for filing as Exhibit 5.1 to the Registration Statement.

In our capacity as your counsel in the connection referred to above and as a basis for the opinions hereinafter expressed, we have examined originals, or copies certified or otherwise identified, of (i) the Registration Statement, (ii) the Company’s Registration Statement on Form S-1 (File No. 333-188896), declared effective by the Commission on July 23, 2013, (iii) the Company’s Registration Statement on Form 8-A (File No. 001-36006), filed with the Commission on July 17, 2013, (iv) the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, each as amended to date, (v) the Plan, (vi) corporate records of the Company, including minute books of the Company as furnished to us by the Company, (vii) certificates of public officials and of representatives of the Company and (viii) statutes and other instruments and documents.  In giving such opinions, we have relied upon certificates of officers of the Company and public officials with respect to the accuracy of the factual matters contained in such certificates.

In making our examination, we have assumed, without independent investigation, that the signatures on all documents examined by us are genuine, that all documents submitted to us as originals are accurate and complete, that all documents submitted to us as copies are true and correct copies of the originals thereof and that all information submitted to us was accurate and complete.  In addition, we have assumed for purposes of this opinion that the consideration received by the Company for the Shares will be not less than the par value of the Shares.  Lastly, we have assumed that at or prior to the time of the delivery of any Shares, the Registration Statement will be effective under the Securities Act.

2	August 8, 2013

On the basis of the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:

1.                            In the case of Shares originally issued by the Company pursuant to the provisions of the Plan following due authorization of a particular award thereunder by the Board or a duly constituted and acting committee thereof as provided in, and in accordance with, the Plan, the Shares issuable pursuant to such award will have been duly authorized by all necessary corporate action on the part of the Company.

2.                            Upon issuance and delivery of such Shares from time to time pursuant to the terms of such award for the consideration established pursuant to the terms of the Plan and otherwise in accordance with the terms and conditions of such award, including, if applicable, the lapse of any restrictions relating thereto, the satisfaction of any performance conditions associated therewith and any requisite determinations by or pursuant to the authority of the Board or a duly constituted and acting committee thereof as provided therein, and, in the case of stock options, the exercise thereof and payment for such Shares as provided therein, such Shares will be validly issued, fully paid and non-assessable.

This opinion is limited in all respects to matters of the General Corporation Law of the State of Delaware, as in effect on the date hereof.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement.  In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Baker Botts L.L.P.